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                                                                 EXHIBIT 10.6(B)


                    EXTENSION OF INDUSTRIAL LEASE AGREEMENT


This agreement is made and entered into this 10th day of July, 1996 by and between James R. Benson ("Landlord") and Fusion Medical Technologies ("Tenant").

Reference is made to that certain Industrial Lease Agreement dated 15 June, 1994 by and between James R. Benson ("Landlord") and Fusion Medical Technologies ("Tenant") ("Lease Agreement").

The parties agree that the terms of the Lease Agreement shall be amended as follows:

1. Year three of lease, from 1 July, 1996 through 30 June, 1997, lease rate shall be $1.20/sq. ft. NNN.
2. Next six months of lease from 1 July, 1997 through 31 December, 1997 shall be $1.20/sq. ft. NNN.
3. Next six months of lease, from 1 January, 1998 through 30 June, 1998 shall be $1.25/sq. ft. NNN.
4. A six month extension, from 1 July, 1998 through 31 December, 1998, is granted, provided notice of exercise is given, in writing, at least six months in advance. Lease rate for the six months extension shall be $1.30/sq. ft. NNN.
5.   Fusion shall waive any and all claims against Landlord for:
          A. any work done on the premises to date during the Term of the Lease relating to HVAC, plumbing, electrical and other repair and/or maintenance for regulatory and/or safety issues;
          B. any work done hereafter during the Term of the Lease (and any extension) for which Landlord would otherwise be liable under
               Section 6.2; and
          C. any work required by regulatory authorities in order to get approval for building improvements for which Tenant seeks permits or any other authorizations.
6. Tenant agrees to repaint the building exterior and seal the parking lot before Tenant vacates the Premises. Painting color scheme must be approved by Landlord in advance.
7. Except as indicated above, all terms and conditions of Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this agreement the date and year first above written.


"LANDLORD"                         "TENANT"
JAMES R. BENSON                    FUSION MEDICAL TECHNOLOGIES, INC.
                                   a California Corporation

/s/ James R. Benson                /s/ William Spalding
-------------------------          -------------------------------
James R. Benson                    By:
                                   Its: